As filed with the Securities and Exchange Commission on December 7, 2010

Registration No. 333-165437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FedFirst Financial Corporation

and

First Federal Savings Bank Retirement Plan

(Exact name of registrant as specified in its charter)

Maryland	6035	80-0578993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Donner at Sixth Street

Monessen, Pennsylvania 15062

(724) 684-6800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Patrick G. O’Brien

President and Chief Executive Officer

FedFirst Financial Corporation

Donner at Sixth Street

Monessen, Pennsylvania 15062

(724) 684-6800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esquire

Aaron M. Kaslow, Esquire

Kilpatrick Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Sale to the Public Concluded on September 21, 2010

This Post-Effective Amendment No. 2 is filed to deregister $21,835,350 of shares of the $0.01 par value common stock (the “Common Stock”) of FedFirst Financial Corporation (the “Company”), heretofore registered and offered pursuant to the terms of the Subscription and Community Offering Prospectus and the Syndicated Community Offering Prospectus, each dated May 14, 2010 (collectively, the “Prospectus”). The remaining $29,926,690 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) $17,221,850 of shares were sold in the subscription and community offering and syndicated community offering; and (2) $12,704,840 of shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monessen, Commonwealth of Pennsylvania on December 7, 2010.

FedFirst Financial Corporation

Date: December 7, 2010	By:	/S/ PATRICK G. O’BRIEN
Patrick G. O’Brien
President and Chief Executive Officer